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                                                                       EXHIBIT 5


                               [CENTEX LETTERHEAD]



                                 August 27, 1999


Securities and Exchange Commission
450 5th Street, N.W., Judiciary Plaza
Washington, DC 20549

         RE: Centex Corporation: Registration of an Additional 1,500,000 Shares of Common Stock of Centex Corporation under the Second Amended and Restated 1998 Centex Corporation Employee Non-Qualified Stock Option Plan

Ladies and Gentlemen:

         As Executive Vice President, Chief Legal Officer, General Counsel and Secretary of Centex Corporation (the "Corporation"), I am familiar with the Second Amended and Restated 1998 Centex Corporation Employee Non-Qualified Stock Option Plan (the "Plan") and the proposed offer and sale of an additional 1,500,000 shares (the "Shares") of Common Stock, $0.25 par value per share, of the Corporation pursuant to the Plan, which Shares trade in tandem with beneficial interests in 1,000 shares (the "Holding Shares") of Common Stock of 3333 Holding Corporation and beneficial interests in 900 warrants (the "CDC Warrants") to purchase Class B units of limited partnership of Centex Development Company, L.P.

         I have also made such further investigations as I have deemed necessary to express the opinions herein stated.

         I am of the opinion that the Shares (and the beneficial interests in the Holding Shares and the CDC Warrants) which are hereafter issued upon exercise of options duly granted under and in accordance with the terms of the Plan will, upon the payment of the consideration therefor required by the terms of the Plan, be duly and validly issued, fully paid and non-assessable.

         I consent to the use of this opinion as an Exhibit to the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Shares and the beneficial interests in the Holding Shares and the CDC Warrants issuable thereunder, and to any references to me in such Registration Statement.

                                             Very truly yours,

                                             /s/ RAYMOND G. SMERGE

                                             Raymond G. Smerge
                                             Executive Vice President, Chief
                                             Legal Officer, General Counsel and
                                             Secretary